Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 33-80522) of the Geon Company and in the related prospectus, in the Registration Statement (Form S-8 No. 33-92398) pertaining to The Geon Retirement Savings Plan, in the Registration Statement (Form S-8 No. 33-80262) pertaining to The Geon Company Deferred Compensation Plan for Non-Employee Directors, in the Registration Statement (Form S-8 No.33-62112) pertaining to The Geon Company Incentive Stock Plan, in the Registration Statement (Form S-8 No. 33-65520) pertaining to The Geon Company Retirement Plus Savings Plan, in the Registration Statement (Form S-8 No. 33-65518) pertaining to The Geon Company Retirement Plus Savings Plan for Wage Employees, in the Registration Statement (Form S-8 No. 333-81025) pertaining to The Geon Company 1998 Interim Stock Plan, and in the Registration Statement (Form S-8 No. 333-81027) pertaining to The Geon Company 1999 Incentive Stock Plan of our report dated January 22, 1999, with respect to the consolidated financial statements included herein.

/s/ Yount, Hyde, & Barbour, P.C.

September 17, 1999

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